SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

FRANKLIN MANAGED TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MUTUAL FUND PROXY FACT SHEET FOR: FRANKLIN RISING DIVIDENDS FUND

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	AUGUST 21, 2017	OFFICES OF FRANKLIN TEMPLETON INVESTMENTS
Mail Date	AUGUST 30, 2017	ONE FRANKLIN PARKWAY
Meeting Date	OCTOBER 30, 2017 @ 10:00 AM PT	SAN MATEO, CALIFORNIA 94403
ADDITIONAL INFORMATION		CONTACT INFORMATION
CUSIPs	SEE PAGE RDF.2	Inbound Line	1-800-967-5068
Tickers	SEE PAGE RDF.2	Website	www.franklintempleton.com

Note: Capitalized terms used herein and not defined herein are used with the meanings given them in the Franklin Rising Dividends Fund Proxy Statement.

What is happening?

A Special Meeting of Shareholders of Franklin Rising Dividends Funds will be held on October 30, 2017, to vote on several important proposals that affect the Fund.

Who will bear the costs associated with the proxy solicitation?

The cost of soliciting proxies, including the fees of a proxy solicitation agent, will be borne 20% by the Fund and 80% by the Fund’s investment manager or its affiliates.

Why is it so important that I vote?

When shareholders return their proxies promptly, the Fund may be able to save money by not having to conduct additional solicitations, including other mailings. PLEASE COMPLETE, SIGN AND RETURN each proxy card or voting instruction form you receive.

Who is AST Fund Solutions?

AST Fund Solutions, LLC (the “Solicitor”) is a company that has been engaged by the Fund to assist in the solicitation of proxies. The Solicitor is not affiliated with the Fund or with Franklin Templeton Investments. In order to hold a shareholder meeting, a certain percentage of the Fund’s shares (often referred to as “quorum”) must be represented at the meeting. If a quorum is not attained, the meeting must adjourn to a future date. The Fund may attempt to reach shareholders through multiple mailings to remind the shareholders to cast their vote. As the meeting approaches, phone calls may be made to shareholders who have not yet voted their shares so that the meeting does not have to be adjourned or postponed. (Mentioned on page Q&A 4 of the proxy statement)

No.	Proposal	Recommendation	Section	Page
1	To approve a new investment management agreement with Franklin Advisers, Inc.	FOR	RDF	1-2
2	To Elect a Board of Trustees for the Trust	FOR	RDF	1-2

For Internal Distribution Only	RDF.COVER

PROPOSAL 1: To approve a new investment management agreement with Franklin Advisers, Inc.

What is happening?

In connection with the relocation of the current portfolio management of the Fund to Franklin Advisers, Inc. (“FAI”), the Board is recommending that shareholders of the Fund approve a new investment management agreement between the Trust, on behalf of the Fund, and FAI, so that Messrs. Taylor and Getaz can continue to manage the Fund following their transfer from Franklin Advisory Services, LLC (“FASL”) to FAI.

Why is a new investment management agreement with FAI being recommended?

Franklin Advisory Services, LLC (“FASL”) currently serves as the investment manager for the Fund. As part of a restructuring of FASL’s personnel within the Franklin Templeton Investments organization, the current portfolio managers of the Fund, Donald G. Taylor and Nicholas P.B. Getaz, along with research and trading personnel (the “Rising Dividends Team”), are relocating from FASL to FAI, both of which are wholly owned subsidiaries of Franklin Resources, Inc. In order for Messrs. Taylor and Getaz to continue to manage the Fund as portfolio managers of FAI following their transfer from FASL to FAI, FAI would need to become the new investment manager for the Fund pursuant to a new investment management agreement, which requires the approval of the Fund’s shareholders.

How is the relocation of the Rising Dividends Team expected to benefit the Fund?

Fund management believes that relocating the Rising Dividends Team to FAI will promote better integration of the team within the Franklin Equity Group, a unit of Franklin Templeton Investments offering expertise in managing growth and hybrid/ balanced equity strategies, by fostering the sharing of resources and investment ideas.

What effect, if any, will the approval of the proposed new investment management agreement with FAI have on the Rising Dividends Fund’s management fees?

The approval of the proposed new investment management agreement with FAI for the Fund will have no impact on the amount of management fees paid by the Fund or the Fund’s shareholders. The proposed investment management agreement with FAI will have the same fee schedule as the Fund’s current investment management agreement with FASL.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1

PROPOSAL 2: To Elect a Board of Trustees for the Trust

What role does the Board play?

The Board has the responsibility for looking after the interests of the Fund’s shareholders. As such, the Board has an obligation to serve the best interests of shareholders in providing oversight of the Fund, including approving policy changes. In addition, the Board, among other things, reviews the Fund’s performance, oversees the Fund’s activities, and reviews contractual arrangements with the Fund’s service providers.

For Internal Distribution Only	RDF.1

What is the affiliation of the Board and Franklin Templeton Investments?

The Board is currently, and is proposed to continue to be, composed of over 75% “independent” trustees and two “interested” trustees. Trustees are determined to be “interested” by virtue of, among other things, their affiliation with the Franklin Templeton funds or with Franklin Templeton Investments as fund management. Independent trustees have no affiliation with Franklin Templeton Investments and are compensated by the Fund.

PROPOSAL 2
NAME OF TRUSTEE	TRUSTEE SINCE	YEAR OF BIRTH
(1) Harris J. Ashton	NOMINEE	1932
(2) Terrence J. Checki	NOMINEE	1945
(3) Mary C. Choksi	NOMINEE	1950
(4) Edith E. Holiday	NOMINEE	1952
(5) Gregory E. Johnson	2015	1961
(6) Rupert H. Johnson, Jr.	NOMINEE	1940
(7) J. Michael Luttig	NOMINEE	1954
(8) Larry D. Thompson	NOMINEE	1945
(9) John B. Wilson	NOMINEE	1959

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD

VOTING METHODS

PHONE:
To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time and Saturday from 10:00 a.m. to 4:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At: www.proxyonline.com/docs/FTproxy

CUSIP	TICKER	NAME OF FUND	CLASS
353825102	FRDPX	Franklin Rising Dividends Fund	A
353825409	FRDTX	Franklin Rising Dividends Fund	C
353825706	FRDRX	Franklin Rising Dividends Fund	R
353825888	FRISX	Franklin Rising Dividends Fund	R6
353825805	FRDAX	Franklin Rising Dividends Fund	ADVISOR

For Internal Distribution Only	RDF.2

Franklin and Templeton Funds Level I Script (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with the Franklin and Templeton Funds. I wanted to confirm that you have received the proxy materials for the Special Meeting of Shareholders scheduled to take place on October 30, 2017.

Have you received the information?

(Pause for response)

If “Yes” or positive response: If you’re not able to attend the meeting, I can record your voting instructions by phone.

If “No” or negative response: I would be happy to review the meeting agenda with you and record your vote by phone; however, you do have the option of voting along with the Board’s recommendation.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the Franklin and Templeton Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you.  You will receive written confirmation of your vote within 3 to 5 business days.  Upon receipt, please review and retain for your records.  If you should have any questions please call the toll free number listed on the confirmation.  Mr. /Ms. ___________, your vote is important and your time is greatly appreciated.  Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 8-28-2017